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                                                                   EXHIBIT 5.03

                                                              DECEMBER 13, 1995

                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                         Richmond, Virginia 23219-4074


Kentucky Utilities Company
One Quality Street
Lexington, KY 40507

Ogden, Newell & Welch
1200 One Riverfront Plaza
Louisville, KY 40202

Jones, Day, Reavis & Pogue
77 W. Wacker Drive
Chicago, IL 60601

                          KENTUCKY UTILITIES COMPANY

DEAR SIRS:

  We have examined the Registration Statement on Form S-3 (the "Registration Statement") of Kentucky Utilities Company (the "Company"), that will be filed with the Securities and Exchange Commission and to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended, of an aggregate amount of $36,000,000 of its First Mortgage Bonds, Series S (the "Bonds") to be issued pursuant to the Indenture of Trust, dated May 1, 1947, from the Company to First Trust of Illinois, National Association (the "Trustee"), and an individual co-trustee (collectively, the "Trustees"), as heretofore amended and supplemented and as further supplemented by a Supplemental Indenture (the "New Supplemental Indenture"). The New Supplemental Indenture will relate to the Bonds and will set forth the maturity, interest rate, payment dates and certain other terms and conditions of the Bonds. The Indenture of Trust as supplemented by the New Supplemental Indenture is herein referred to as the "Indenture."

  Based upon our examination of Virginia law and such documents, records and matters of law as we have considered necessary for the purposes of this opinion, and subject to the qualifications stated herein, we are of the opinion that:

    1. The Company is a corporation duly organized and existing under the laws of the Commonwealth of Virginia.

    2. The Indenture, other than the New Supplemental Indenture, constitutes a valid and binding instrument of the Company.

    3. Subject to the conditions set forth below, the New Supplemental Indenture, the preliminary form of which is filed as an exhibit to the Registration Statement, upon the appropriate completion thereof, will be a valid and binding instrument of the Company and the Bonds will be duly authorized, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except as enforcement of the provisions of the Indenture may be limited by insolvency, moratorium and other similar laws of Virginia affecting the enforcement of creditors' rights generally, and except as enforcement of provisions of the Indenture may be limited by the laws of Virginia affecting the remedies for the enforcement of the security provided for in the Indenture.

  The foregoing opinions are subject to the satisfaction of the following conditions:

    (a) the due adoption by the Board of Directors of the Company of appropriate resolutions authorizing the execution and delivery of the New Supplemental Indenture and the execution, authentication, issuance and sale of the Bonds;

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    (b) the continued effectiveness of the order by the Virginia State
  Corporation Commission (the "SCC") authorizing, approving or permitting the issuance and sale of the Bonds by the Company;

    (c) the due execution and delivery of the New Supplemental Indenture by the parties thereto, in substantially the form of the proposed New Supplemental Indenture attached as Exhibit 4.02 to the Registration Statement, and the filing of the Indenture for record as required by law;

    (d) the due execution of the Bonds by the Company and the authentication thereof by the Trustee, in accordance with the terms of the Indenture; and the issuance and sale of the Bonds by the Company against receipt by it of the agreed consideration therefor and in accordance with such authorization of the Board of Directors of the Company and with the order of the SCC referred to above.

  This opinion may be relied upon by the Company, Ogden, Newell & Welch, and Jones, Day, Reavis & Pogue for purposes of the transaction described in the first paragraph hereof. We are members of the Bar of the Commonwealth of Virginia, and in rendering this opinion, our examination of law has been limited to, and we express no opinion as to the laws of any jurisdiction other than, the laws of the Commonwealth of Virginia.

  We hereby consent to the filing of this opinion as Exhibit 5.03 to the Registration Statement.

                                          Very truly yours,

                                          Hunton & Williams